SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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APPLIED MATERIALS, INC.

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APPLIED MATERIALS

James C. Morgan
CHAIRMAN
CHIEF EXECUTIVE OFFICER

February 15, 2002

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials’ 2002 Annual Meeting of Stockholders, which will be held at 974 E. Arques Avenue, Sunnyvale, California 94086 adjacent to our new Process Module Technology Center on Thursday, March 21, 2002 at 11:00 a.m.

At this year’s Annual Meeting, stockholders will be asked to elect eleven directors and to approve the amended and restated Senior Executive Bonus Plan. The Senior Executive Bonus Plan was initially approved by our stockholders at the 1995 Annual Meeting of Stockholders and approved again at the 2000 Annual Meeting of Stockholders. Awards under the plan are paid only for the achievement of specific performance goals set at the beginning of the year as determined by a committee of independent members of our Board of Directors. Stockholder approval of the plan is necessary to preserve the Company’s ability to fully deduct payments under the plan on our tax returns. We strongly believe that the plan helps us retain and motivate key executives whose skills and performance are essential to the success of the Company.

Additional information about the Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. Voting your proxy will ensure your representation at the Annual Meeting.

I urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR the amended and restated Senior Executive Bonus Plan.

I hope to see you at the March 21, 2002 Annual Meeting.

Sincerely,

James C. Morgan

3050 Bowers Avenue	Mailing Address:
Santa Clara, California 95054	Applied Materials, Inc.
Phone: (408) 727-5555	P.O. Box 58039
FAX: (408) 496-6421	Santa Clara, California 95052
Telex: 34-6332

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
Thursday, March 21, 2002
at 11:00 a.m.

The 2002 Annual Meeting of Stockholders of Applied Materials, Inc. will be held on Thursday, March 21, 2002 at 11:00 a.m. at 974 E. Arques Avenue, Sunnyvale, California 94086 adjacent to our new Process Module Technology Center to conduct the following items of business:

1.	To elect eleven directors to serve for a one-year term and until their successors have been elected and qualified.

2.	To approve the amended and restated Senior Executive Bonus Plan.

3.	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Stockholders who owned shares of our stock at the close of business on Friday, January 25, 2002 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at 3050 Bowers Avenue, Santa Clara, California 95054 during normal business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. If your shares are held in a bank or brokerage account and you did not receive the proxy materials electronically, you may be able to vote your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By	Order of the Board of Directors

Do	nald A. Slichter
Sec	retary

Santa Clara, California
February 15, 2002

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation, with its principal executive offices at 3050 Bowers Avenue, Santa Clara, California 95054. This proxy is for use at Applied Materials’ 2002 Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, March 21, 2002 at 974 E. Arques Avenue, Sunnyvale, California 94086 adjacent to our new Process Module Technology Center.

This proxy statement contains important information regarding Applied Materials’ 2002 Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to Applied Materials, Inc. as “Applied.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, Applied’s 2001 Annual Report and Applied’s Form 10-K for fiscal 2001. References to “fiscal 2001” mean Applied’s 2001 fiscal year that began on October 30, 2000 and ended on October 28, 2001. Applied’s 2002 Annual Meeting of Stockholders is referred to as “the meeting.”

The Board of Directors of Applied is sending this proxy statement on or about February 15, 2002 to all stockholders of Applied as of the record date, January 25, 2002. Stockholders who owned Applied’s common stock at the close of business on January 25, 2002 are entitled to attend and vote at the meeting. On the record date, there were 819,900,761 shares of Applied’s common stock issued and outstanding.

Voting Procedures

As a stockholder of Applied, you have a right to vote on certain business matters affecting Applied. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed in the following section entitled “Proposals.” Each share of Applied’s common stock you own entitles you to one vote.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting. Your shares will be voted in accordance with the instructions you indicate. If you do not indicate your voting instructions, your shares will be voted for the eleven named nominees for directors, for approval of the amended and restated Senior Executive Bonus Plan and in the discretion of the proxies (as defined below) as to other matters that may properly come before the meeting.

Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 15, 2002.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card. If you receive the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 15, 2002.

Voting in Person at the Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Applied Plan Participants.    If you are a participant in Applied’s Employee Savings and Retirement Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other stockholders under the plan.

If you own shares under the Employees’ Stock Purchase Plan and do not vote, your shares will be voted in accordance with normal brokerage industry practices, as described below in this proxy statement under the section “Abstentions and Broker Non-Votes.”

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must:

•	sign and return another proxy at a later date;

•	provide written notice of the revocation to Applied’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, January 25, 2002, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for Each Proposal

The vote required and the method of calculation for the proposals to be considered at the meeting are as follows:

Item 1—Election of Directors.    The eleven nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

You may vote “for” the nominees for the election of directors or you may “withhold” your vote with respect to one or more nominees. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

Item 2—Amended and Restated Senior Executive Bonus Plan.    Approval of the amended and restated Senior Executive Bonus Plan requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy.

You may vote “for,” “against,” or “abstain” from the proposal to approve the amended and restated Senior Executive Bonus Plan.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on the proposal to approve the amended and restated Senior Executive Bonus Plan, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on this matter at the meeting. Consequently, if you abstain from voting on the proposal to approve the amended and restated Senior Executive Bonus Plan, your abstention has the same effect as a vote against the proposal.

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. Both proposals should be treated as routine matters. Consequently, if you do not give a proxy to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on these routine matters. To the extent your brokerage firm votes shares on your behalf on the proposals, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in Applied’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2002, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.appliedmaterials.com;

•	contacting our Investor Relations department toll-free at 1-800-882-0373; or

•	viewing our Form 10-Q for the second quarter of fiscal 2002 on the SEC’s website at www.sec.gov.

Proxy Solicitation Costs

Applied will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

PROPOSALS

The following proposals have been included on the agenda for the meeting:

Item 1—Election of Directors

The first proposal is the election of eleven directors. Nominees for directors are James C. Morgan, Dan Maydan, Michael H. Armacost, Deborah A. Coleman, Herbert M. Dwight, Jr., Philip V. Gerdine, Paul R. Low, Steven L. Miller, Minoru Morio, Gerhard H. Parker and Stan Shih. Each nominee is currently a director of Applied.

Additional information about the election of directors and a brief biography of each nominee is set forth below.

The Board recommends a vote for each of these nominees.

Item 2—Approval of the Amended and Restated Senior Executive Bonus Plan

The second proposal is to approve the amended and restated Senior Executive Bonus Plan. The Senior Executive Bonus Plan was initially approved by our stockholders at the 1995 Annual Meeting of Stockholders and approved again at the 2000 Annual Meeting of Stockholders. The purpose of the Senior Executive Bonus Plan is to motivate key executives to achieve Applied’s strategic and financial goals and to perform to the best of their abilities. The plan accomplishes this by paying awards only after achievement of specified performance goals set at the beginning of the year as determined by a committee of independent members of our Board of Directors. Stockholder approval of the plan is necessary to preserve Applied’s ability to fully deduct payments under the plan on our tax returns. We are asking our stockholders to approve amendments to the plan to modify the permissible performance goals, provide for the possibility of bonuses based on multi-year performance periods, and change the maximum bonus payable for any performance period.

Additional information about the amended and restated Senior Executive Bonus Plan appears under the section “Item 2—Amended and Restated Senior Executive Bonus Plan.”

The Board recommends a vote to approve the amended and restated Senior Executive Bonus Plan.

Other Matters

Other than the election of directors and the proposal to approve the amended and restated Senior Executive Bonus Plan, Applied’s Board of Directors does not intend to bring any other matters to be voted on at the meeting. Applied’s Board is not currently aware of any other matters that will be presented by others for action at the meeting.

ITEM 1—ELECTION OF DIRECTORS

Nominees

The Board of Directors of Applied is elected each year at the Annual Meeting of Stockholders. The eleven directors receiving the highest number of votes will be elected at this year’s meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2003 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. Each nominee who appears in the following table is currently a director of Applied.

Name of Nominee	Age	Principal Occupation	Director Since
James C. Morgan	63	Chairman and Chief Executive Officer of Applied Materials, Inc.	1977

Dan Maydan	66	President of Applied Materials, Inc.	1992

Michael H. Armacost	64	President of The Brookings Institution	1993

Deborah A. Coleman	49	General Partner of SmartForest Ventures LLC and Chairman of the Board of Teseda Corporation	1997

Herbert M. Dwight, Jr.	71	Retired Chief Executive Officer of Optical Coating Laboratory, Inc.	1981

Philip V. Gerdine	62	Retired Executive Director (Overseas Acquisitions) of Siemens AG	1976

Paul R. Low	68	Chief Executive Officer of P.R.L. Associates	1992

Steven L. Miller	56	Chairman, President and Chief Executive Officer of Shell Oil Company	1999

Minoru Morio	62	Vice Chairman and Director of Sony Corporation	2001

Gerhard H. Parker	58	Retired Executive Vice President, New Business Group, Intel Corporation	2002

Stan Shih	57	Chairman and Chief Executive Officer of Acer Inc.	2000

There is no family relationship between any of the nominees or between any of the nominees and any of Applied’s executive officers. Applied’s executive officers serve at the discretion of the Board of Directors. Detailed information about Applied’s directors is provided below.

Directors

James C. Morgan has been Chairman of Applied Materials, Inc. since 1987 and Chief Executive Officer of Applied Materials, Inc. since February 1977. Mr. Morgan is a director of Cisco Systems, Inc.

Dan Maydan has been President of Applied Materials, Inc. since December 1993 and served as Chairman of Applied Komatsu Technology, Inc. from December 1991 to October 1998. From 1990 to December 1993, he was Executive Vice President of Applied Materials, Inc. Dr. Maydan is a director of Electronics for Imaging, Inc. and Drexler Technology Corporation.

Michael H. Armacost has been President of The Brookings Institution, a non-partisan public policy research organization, since October 1995. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia-Pacific Research Center, Stanford University. From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of TRW, Inc., AFLAC Incorporated and Cargill, Incorporated.

Deborah A. Coleman has been general partner of SmartForest Ventures LLC, a venture capital firm, since October 1999 and Chairman of the Board of Teseda Corporation, a developer of test products for integrated circuit manufacturers, since June 2001. From March 1994 to September 2001, she was the Chair of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, and served as Chief Executive Officer of Merix Corporation from March 1994 to September 1999. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Synopsys, Inc.

Herbert M. Dwight, Jr. served as Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, from 1991 until his retirement in 1998.

Philip V. Gerdine served as Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, from 1990 until his retirement in 1998. Dr. Gerdine is a director of Kulicke and Soffa Industries, Inc.

Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President and General Manager of Technical Products of International Business Machines Corporation. Dr. Low is a director of Solectron Corporation and Veeco Instruments Inc.

Steven L. Miller has been Chairman, President and Chief Executive Officer of Shell Oil Company, an oil and natural gas producer, natural gas marketer and petrochemical manufacturer, since July 1999. From 1996 to 1999, Mr. Miller was the managing director of the Royal Dutch/Shell Group of Companies. Mr. Miller is a director of the American Petroleum Institute, a member of the National Petroleum Council and serves on the board of advisors for Rice University’s James A. Baker III Institute for Public Policy. Mr. Miller also serves on the boards of The Points of Light Foundation, the National Urban League and Rice University.

Minoru Morio has been Vice Chairman and Director of Sony Corporation, a leading manufacturer of audio, video, communications and information technology products, since June 2000, Chairman of Sony EMCS Corporation since April 2001, and Chairman of Sony Ericsson Mobile Communications Japan, Inc. since October 2001. Mr. Morio has also served as Executive Deputy President and Representative Director, Technology, of Sony Corporation since June 1999. From April 1996 to June 1999, Mr. Morio served as Executive Deputy President and Representative Director, Chief Technology Officer of Sony Corporation. Mr. Morio has been a director of Oki Electric Industry Co., Ltd. since June 2001.

Gerhard H. Parker served as Executive Vice President, New Business Group, of Intel Corporation, a leading manufacturer of chips and computer networking and communications products, from 1998 until his retirement in May 2001. From 1988 to 1998, Dr. Parker was Senior Vice President of Intel’s Technology and Manufacturing Group. Dr. Parker is a member of the Board of Trustees of the UC Davis Foundation and a director of FEI Company.

Stan Shih has been Chairman and Chief Executive Officer of Acer Inc., Taipei, Taiwan, a manufacturer of personal computers, communications products, consumer electronics and Internet services and appliances, since 1981. Mr. Shih has been an advisor to the Republic of China’s Presidential Office and a member of the Republic of China’s Space Program Steering Committee since 1996. Mr. Shih is a director of Acer Sertek and TSMC-Acer.

Board and Committee Meetings

The Board of Directors met five times during fiscal 2001. Each director, except Mr. Minoru Morio and Mr. Stan Shih, attended at least 75% of all Board and applicable committee meetings during fiscal 2001. The table below describes the committees of the Board. The Board does not have a nominating committee or a committee that serves a similar function.

Committees of the Board of Directors	Primary Functions of the Committees	Number of Meetings Held in 2001

Audit Committee

Members:	• provide oversight of Applied’s financial statements, system of internal controls, and auditing, accounting and financial	4
Michael H. Armacost	reporting processes
Deborah A. Coleman	• share with the Board responsibility for the selection,
Philip V. Gerdine*	evaluation and, where appropriate, replacement of
Stan Shih	independent accountants
• oversee Applied’s tax, legal, regulatory and ethical compliance
Alternate Members:	• review annually the Audit Committee charter

Paul R. Low
Steven L. Miller

*Chairman

Human Resources and
Compensation Committee

Members:	• determine compensation policies applicable to	4
Applied’s executive officers
Herbert M. Dwight, Jr.*	• determine the compensation of the Chief Executive
Paul R. Low	Officer
Steven L. Miller	• administer the Senior Executive Bonus Plan
Minoru Morio	• oversee Applied’s stock option and compensation
plans
Alternate Members:	• oversee certain Human Resource related policies and
programs
Michael H. Armacost
Deborah A. Coleman

*Chairman

Compensation of Directors

Directors who are officers of Applied do not receive any additional compensation for their services as directors. During fiscal 2001, non-employee directors of Applied received the following compensation:
•	a quarterly retainer of $5,000 during the first quarter and $4,500 during the second, third and fourth quarters;

•	a fee of $3,000 for each Board meeting attended during the first quarter and $2,700 for each Board meeting attended during the second, third and fourth quarters;

•	a fee of $500 for each committee meeting attended if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

Directors voted to reduce their meeting fees and quarterly retainer effective the second quarter of fiscal 2001 in light of business conditions and Applied’s cost-savings programs.

Mr. Morio was also compensated by having assistance in the preparation of a U.S. federal tax return and a California tax return.

Non-employee directors participate in one compensation plan, the 1995 Equity Incentive Plan. Effective August 2001, non-employee directors receive the following non-qualified stock options:

•	24,000 shares on the date he or she is first elected or appointed to the Board; and

•	14,000 shares on the last business day of each full fiscal year during which he or she has served on the Board.

The annual option grant of 14,000 shares will be made only if the non-employee director was a member of the Board for the entire fiscal year and was not an employee of Applied or any affiliate for any part of that fiscal year.

The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. An annual option grant to non-employee directors at the end of fiscal 2001 of 14,000 shares of common stock was made on October 26, 2001 at an exercise price of $36.87 per share. Assuming continued service on the Board, all non-employee director options become exercisable in four annual installments beginning one year from the date of grant. Exercisability for some or all options may be accelerated if the director dies or retires. The options expire no later than seven years after the date of grant (up to eight years after grant in the event of the director’s death).

PRINCIPAL STOCKHOLDERS

The following table indicates how much common stock is beneficially owned as of October 28, 2001 by (a) each of the directors, (b) each of the named executive officers, and (c) the directors and executive officers as a group. In general, “beneficial ownership” refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options that are exercisable currently or become exercisable within 60 days. No person or entity was known by Applied to own 5% or more of Applied’s common stock as of October 28, 2001.

	Shares Beneficially Owned
Name	Number(1)		Percent
Non-Employee Directors:
Michael H. Armacost	168,472	(2)	*
Deborah A. Coleman	48,500	(3)	*
Herbert M. Dwight, Jr.	227,500	(4)	*
Philip V. Gerdine	53,500	(5)	*
Paul R. Low	29,500	(6)	*
Steven L. Miller	29,600	(7)	*
Minoru Morio	0		*
Gerhard H. Parker	1,400		*
Stan Shih	7,200	(8)	*

Named Executive Officers:
James C. Morgan	2,983,507	(9)	*
Dan Maydan	1,555,281	(10)	*
Joseph R. Bronson	130,870	(11)	*
Sasson Somekh	1,649,365	(12)	*
David N.K. Wang	1,469,954	(13)	*

Directors and Executive Officers as a Group (14 persons)	8,354,649	(14)	1.02%

*	Less than 1%

(1)	Except as subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Includes options to purchase 29,500 shares that were exercisable within 60 days of October 28, 2001.

(3)	Includes options to purchase 48,500 shares that were exercisable within 60 days of October 28, 2001.

(4)	Includes options to purchase 29,500 shares that were exercisable within 60 days of October 28, 2001.

(5)	Includes options to purchase 29,500 shares that were exercisable within 60 days of October 28, 2001.

(6)	Includes options to purchase 29,500 shares that were exercisable within 60 days of October 28, 2001.

(7)	Includes options to purchase 27,600 shares that were exercisable within 60 days of October 28, 2001.

(8)	Includes options to purchase 7,200 shares that were exercisable within 60 days of October 28, 2001.

(9)	Includes 360,000 shares held in a foundation for charitable purposes and options to purchase 760,000 shares that were exercisable within 60 days of October 28, 2001.

(10)
Includes 1,021,572 shares held in family trusts and partnerships, 34,293 shares held for charitable purposes and options to purchase 411,000 shares that were exercisable within 60 days of October 28, 2001.

(11)	Includes 3,656 shares held as custodian for Mr. Bronson’s relatives and options to purchase 80,000 shares that were exercisable within 60 days of October 28, 2001.

(12)	Includes options to purchase 380,000 shares that were exercisable within 60 days of October 28, 2001.

(13)	Includes 22,854 shares held as custodian for Dr. Wang’s relatives and options to purchase 380,000 shares that were exercisable within 60 days of October 28, 2001.

(14)	Includes options to purchase 2,212,300 shares that were exercisable within 60 days of October 28, 2001.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table shows compensation information during each of Applied’s last three fiscal years for the Chief Executive Officer and the next four most highly compensated executive officers (collectively, the named executive officers).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
	Fiscal Year	Salary ($)	Bonus ($)	Other	Awards			Payouts
Name and Principal Position				Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)		LTIP Payouts ($)	All Other Compensa- tion(2) ($)
James C. Morgan	2001	809,558	0	0	0	400,000		0	7,650
Chairman and Chief Executive Officer	2000 1999	835,769 778,542	3,000,000 1,268,000	0 0	0 0	200,000 560,000	(1)	0 0	7,650 7,200

Dan Maydan	2001	682,212	0	0	0	350,000		0	7,650
President	2000	725,385	3,000,000	0	0	175,000		0	7,650
	1999	613,085	1,029,770	0	0	480,000	(1)	0	66,458	(3)

Joseph R. Bronson	2001	454,808	0	0	0	240,000		0	7,650
Executive Vice President, Office of the President, and Chief Financial Officer	2000 1999	481,539 407,692	2,404,750 596,706	0 0	0 0	120,000 360,000	(1)	0 0	7,650 11,708	(4)

Sasson Somekh	2001	454,808	0	0	0	240,000		0	7,650
Executive Vice President, Office of the President, and Chairman, Silicon Business Executive Committee	2000 1999	481,539 413,012	2,404,750 596,706	0 0	0 0	120,000 360,000	(1)	0 0	7,650 7,200

David N. K. Wang	2001	454,808	0	0	0	240,000		0	7,650
Executive Vice President, Office of the President	2000 1999	481,539 413,012	2,404,750 596,706	0 0	0 0	120,000 360,000	(1)	0 0	7,650 7,200

(1)	This number gives effect to a 100% stock dividend on all outstanding shares of Applied common stock that was distributed on March 15, 2000.

(2)
Unless otherwise indicated, the amounts in this column consist of matching contributions made by Applied under the Employee Savings and Retirement Plan (the “401(k) Plan”), a plan providing for broad-based employee participation.

(3)
This amount consists of Applied’s matching contribution of $7,200 under the 401(k) Plan and a payment of $59,258 from Applied for the sale of shares in connection with the termination of the Applied Komatsu Technology, Inc. Executive Incentive Stock Purchase Plan.

(4)	This amount consists of Applied’s matching contribution of $7,200 under the 401(k) Plan and a payment of $4,508 in connection with moving expenses from Austin, Texas to Santa Clara, California.

Option Grants

The following table shows all options to acquire shares of Applied’s common stock granted to the named executive officers during the fiscal year ended October 28, 2001.

Stock Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Individual Grants(1)		Expiration
		% of Total Options Granted to Employees in	Exercise Price		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		Fiscal Year	($/Share)	Date	5%	10%
James C. Morgan	200,000	0.39%	$40.13	04/03/08	3,266,981	7,613,455
	200,000	0.39%	$32.55	10/19/08	2,650,224	6,176,148
Dan Maydan	175,000	0.34%	$40.13	04/03/08	2,858,608	6,661,773
	175,000	0.34%	$32.55	10/19/08	2,318,946	5,404,130
Joseph R. Bronson	120,000	0.23%	$40.13	04/03/08	1,960,189	4,568,073
	120,000	0.23%	$32.55	10/19/08	1,590,134	3,705,689
Sasson Somekh	120,000	0.23%	$40.13	04/03/08	1,960,189	4,568,073
	120,000	0.23%	$32.55	10/19/08	1,590,134	3,705,689
David N.K. Wang	120,000	0.23%	$40.13	04/03/08	1,960,189	4,568,073
	120,000	0.23%	$32.55	10/19/08	1,590,134	3,705,689

(1)
The options in this table were granted on April 3, 2001 and October 19, 2001 and have an exercise price per share equal to 100% of the fair market value of Applied’s common stock on the grant date. Assuming continued employment with Applied, options granted on April 3, 2001 become exercisable on July 15, 2005, and options granted on October 19, 2001 become exercisable on July 15, 2006. The options may become exercisable sooner if the officer dies or retires. Applied has not granted any stock appreciation rights.

(2)
As required by Securities and Exchange Commission rules, these columns show gains that may exist for the respective options, assuming that the market price for Applied’s common stock appreciates from the date of grant over a period of seven years at the annual rates of 5% and 10%, respectively. If the price of Applied’s common stock does not increase above the exercise price, no value will be realizable from these options.

Options Exercised

The following table shows all stock options exercised by the named executive officers during the fiscal year ended October 28, 2001, and the number and value of options they held as of the end of fiscal 2001.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Morgan	0	0	760,000	1,160,000	20,281,184	2,272,800
Dan Maydan	9,000	172,923	411,000	1,005,000	10,725,213	1,930,000
Joseph R. Bronson	0	0	80,000	720,000	1,759,600	1,457,600
Sasson Somekh	69,000	2,873,194	380,000	720,000	10,140,592	1,457,600
David N.K. Wang	0	0	380,000	720,000	10,140,592	1,457,600

(1)
The value realized equals the difference between the option exercise price and the fair market value of Applied’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Applied’s common stock on October 26, 2001 (the last day of trading for the fiscal year ended October 28, 2001), multiplied by the number of shares underlying the options. The closing price of Applied’s common stock on October 26, 2001, as reported on the Nasdaq National Market, was $36.87 per share.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

In the section below, we describe oversight of Applied’s financial reporting and auditing processes.

Composition.    The Audit Committee of the Board of Directors is composed of four independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Philip V. Gerdine (Chairman), Michael H. Armacost, Deborah A. Coleman and Stan Shih.

Responsibilities.    The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Applied’s independent accountants. Management is responsible for Applied’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of Applied’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of Applied’s internal audit department. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules.

Review with Management and Independent Accountants.    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Applied’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

Applied’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, the firm’s independence.

Summary.    Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Applied’s Annual Report on Form 10-K for the year ended October 28, 2001, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

Ph	ilip V. Gerdine (Chairman)
Mi	chael H. Armacost
De	borah A. Coleman
Sta	n Shih

Audit and Related Fees

The Audit Committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of Applied’s annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in Applied’s Forms 10-Q for fiscal 2001 were $915,000.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP to Applied for financial information systems design and implementation fees for fiscal 2001.

All Other Fees.    The aggregate fees billed to Applied for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2001, mainly for tax services and statutorily required audits in certain locations outside the U.S. where Applied has operations, were $3,366,000.

Human Resources and Compensation Committee Report

In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of Applied’s Chief Executive Officer and the next four most highly compensated officers.

Compensation Philosophy.    In developing Applied’s executive compensation policies, our Compensation Committee has relied on two principal objectives: (1) attracting, rewarding and retaining officers, and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, our Committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of other leading high technology companies;

•	set challenging performance goals for our officers and provide a short term incentive through a bonus plan which is based upon achievement of these goals; and

•	align the interests of our officers with those of our stockholders by providing a long term and significant incentive in the form of stock options.

Total Annual Compensation.    We determine each executive officer’s target total annual compensation (salary and bonus), after reviewing similar compensation information from approximately 20 companies in the high technology industry. These companies compete with Applied for executive talent and/or have revenues comparable to Applied’s revenues. Applied’s goal is to target base pay near the median level and total cash compensation above the median level of the surveyed companies only when certain performance goals are achieved.

Senior Executive Bonus Plan.    Our Committee developed and approved specific performance targets for the fiscal 2001 bonus plan. Bonuses are paid under the bonus plan only if performance goals that we set at the beginning of the fiscal year are achieved. Accordingly, the actual bonuses paid will vary depending on actual performance. In general, we set performance goals that are linked to factors such as (1) annual revenue, (2) controllable profits, (3) earnings per share, (4) net income, (5) new orders, (6) pro forma net income, (7) asset management, (8) customer satisfaction, (9) individual management by objective goals, and/or (10) return on sales. Previously, the Committee has chosen to use two equally weighted performance goals: (1) growth in Applied’s annual revenue, and (2) achievement of certain levels of return on sales, that is, Applied’s net profit as a percentage of Applied’s annual sales. Beginning fiscal year 2002, Applied is proposing to make certain changes to the plan. (See “Item 2—Amended and Restated Senior Executive Bonus Plan” for a further discussion of the amended and restated Senior Executive Bonus Plan.)

Mr. Morgan, Dr. Maydan, Mr. Bronson, Dr. Somekh, and Dr. Wang did not receive bonuses under the Senior Executive Bonus Plan for fiscal 2001 (nor under any other plan or arrangement). Following the end of the year, the Committee compared Applied’s actual performance to targeted performance for the year and applied the fiscal 2001 bonus formula to this actual performance. This calculation resulted in proposed bonuses for our executive officers (although in amounts substantially less than the target bonuses for the year). Nevertheless, the Committee, in light of business conditions, Applied’s cost-savings programs and Mr. Morgan’s recommendation, exercised its discretion and determined not to pay any bonuses under the plan for fiscal 2001.

Bonuses.    Additionally, our Committee sets target bonuses for each officer (other than named executive officers) based on his or her potential impact on Applied’s operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the Executive Incentive Plan depends on the achievement of business unit and financial performance goals—for example, increasing profitability, customer satisfaction and market share. Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2001 our Committee directed Applied management to set bonus targets and plan performance goals for each officer using our compensation philosophy. Due to the failure to achieve some of the financial targets set forth under the Executive Incentive Plan, bonuses generally were not paid under this plan for fiscal 2001.

Stock Options.    Our Committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with Applied despite a very competitive labor market. All Applied stock options have a per share exercise price equal to the fair market value of Applied’s stock on the grant date.

The number of options our Committee grants to each officer and each option’s vesting schedule are determined based on a variety of factors, including (1) the executive’s position at Applied, (2) his or her individual performance, (3) the number of options the executive already has that are scheduled to vest in a given year, and (4) other factors, including an estimate of the potential value of the options and independent stock compensation survey data. In fiscal 2001, our Committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for any other individual grants of more than 60,000 shares. The officers received two stock option grants in fiscal 2001. In accordance with the objective of stock options providing a long-term incentive, the first stock option grant will vest in 2005 and the second stock option grant will vest in 2006. All other grants were approved by our Chief Executive Officer, Mr. Morgan, after consultation with Human Resources executives and utilizing guidelines approved by our Committee.

Compensation of Chief Executive Officer.    During fiscal 2001, Mr. Morgan received a salary of $809,558. This salary is less than had been approved by the Committee on December 13, 2000. Due to deteriorating business conditions in fiscal 2001, Mr. Morgan recommended to the Committee that his salary as well as the salary of all other officers not be increased as the Committee approved. Additionally, Mr. Morgan later recommended that salaries be reduced by 10% in February of 2001; in May 2001, he recommended that the already reduced salaries be cut by an additional 5.56%. The Committee accepted these recommendations and salaries were reduced accordingly.

In setting Mr. Morgan’s target bonus under the bonus plan, our Committee relied on market competitive pay data and the strong belief that Mr. Morgan, as Chief Executive Officer, significantly and directly influences Applied’s overall performance. As explained under “Senior Executive Bonus Plan” above, applying the bonus plan formula put into place at the beginning of fiscal 2001 to Applied’s actual performance for the year resulted in a proposed bonus to Mr. Morgan for 2001 (although substantially reduced from his bonus for 2000). However, Mr. Morgan recommended that he not receive a bonus for fiscal 2001 in light of business conditions and Applied’s cost-savings programs. The Committee agreed with Mr. Morgan’s recommendation and determined not to pay him a bonus for fiscal 2001.

Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Applied generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Both Applied’s 1995 Equity Incentive Plan and the Senior Executive Bonus Plan permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Applied. Our Committee currently intends to continue seeking a tax deduction for all of Applied’s executive compensation, to the extent we determine it is in the best interests of Applied.

This report is submitted by the Human Resources and Compensation Committee.

He	rbert M. Dwight, Jr. (Chairman)
Pau	l R. Low
Ste	ven L. Miller
Mi	noru Morio

Compensation Committee Interlocks and Insider Participation

During fiscal 2001, none of Applied’s executive officers served on the board of directors of any entities whose directors or officers serve on Applied’s Human Resources and Compensation Committee. No current or past executive officers of Applied serve on our Human Resources and Compensation Committee.

Certain Relationships and Related Transactions

Dr. Parker, a director beginning in 2002, served as Executive Vice President, New Business Group, of Intel Corporation from 1998 until May 2001. Applied recognized approximately $897,670,000 of revenue on sales of products and services to Intel Corporation during fiscal 2001.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index and the JP Morgan H&Q Semiconductor Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. The JP Morgan H&Q Semiconductor Index contains 56 companies in the semiconductor equipment, semiconductor manufacturing and related industries.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG APPLIED MATERIALS, INC.,
THE JP MORGAN H&Q SEMICONDUCTOR INDEX
AND THE S&P 500 INDEX

ITEM 2—AMENDED AND RESTATED SENIOR EXECUTIVE BONUS PLAN

This section provides a summary of the amended and restated Senior Executive Bonus Plan and the proposal to approve the amended and restated plan.

We are asking stockholders to approve the amended and restated Senior Executive Bonus Plan so that Applied can continue to attract, retain and motivate key executives. The Senior Executive Bonus Plan was initially approved by our stockholders at the 1995 Annual Meeting of Stockholders and was reapproved by our stockholders at the 2000 Annual Meeting of Stockholders. The plan is now being amended to modify the permissible performance goals, provide for the possibility of bonuses for the achievement of goals over multi-year performance periods and change the maximum bonus payable for any performance period.

Our Board of Directors approved the proposed amended and restated plan subject to approval by our stockholders at the meeting. Approval of the plan requires the vote of the majority of the Applied shares that are present in person or by proxy at the meeting. If approved by stockholders, the amended and restated plan will replace the version of the plan previously approved by stockholders at the 2000 Annual Meeting of Stockholders. Our named executive officers have an interest in this proposal.

Purpose.    The purpose of the Senior Executive Bonus Plan is to motivate key executives to achieve Applied’s strategic and financial goals and to perform to the best of their abilities. The plan accomplishes this by paying awards only after the achievement of specified goals that were set at the beginning of the year as determined by a committee of independent members of our Board of Directors.

The plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), Applied may not receive a federal income tax deduction for compensation paid to Applied’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if Applied pays compensation that is “performance-based” under Section 162(m), Applied still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The plan allows Applied to pay incentive compensation that is performance-based and therefore fully tax-deductible on Applied’s federal income tax return.

Eligibility.    The Compensation Committee selects the officers of Applied (and of our affiliates) who will be eligible to receive awards under the Senior Executive Bonus Plan. Performance periods may have a duration of one, two or three fiscal years. (Previously, the plan provided for performance periods only of a single fiscal year.) The actual number of officers who will be eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has discretion to select the participants. We currently expect that approximately five to eight officers will participate in the plan during each performance period. Performance periods may overlap if more than one multi-year performance period is used, but all multi-year performance periods must consist only of consecutive fiscal years.

Target Awards and Performance Goals.    The Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant for a performance period. The participant’s target award is expressed as a percentage of his or her base salary at the end of the fiscal year. The performance goals require the achievement of objectives for one or more of:

•	annual revenue

•	earnings per share

•	net income

•	new orders

•	asset management

•	customer satisfaction

•	individual management by objective goals

•	return on sales

•	return on equity

•	total shareholder return

The plan previously included pro forma net income and controllable profits as performance measures. Under the amended and restated plan, those performance measures have been replaced by return on equity and total shareholder return.

Awards for the fiscal year 2002 performance period will be based on two equally weighted performance goals: (1) growth in Applied’s annual revenue, and (2) achievement of certain levels of return on sales (that is, net profit as a percentage of annual sales). No other performance periods have been designated by the Committee.

Actual Awards.    After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Senior Executive Bonus Plan limits actual awards to a maximum of $5 million per person in any performance period, even if the formula otherwise indicates a larger award. (The previous maximum was $3 million.) In addition, the Compensation Committee has discretion to reduce or eliminate (but not increase) the award determined by the formula.

If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the participant will not receive an award for that period (even if the performance goals actually are achieved). The only exception is that if termination of employment is due to retirement, disability or death, the Compensation Committee has discretion to pay out part or all of the award.

Actual awards generally are paid in cash within two and one-half months after the performance period ends. However, the Compensation Committee instead may convert the cash payment into an equivalent amount of shares of Applied common stock that will be paid to the participant only if he or she remains employed for an additional period of time (not to exceed four years).

Administration, Amendment and Termination.    The Compensation Committee administers the Senior Executive Bonus Plan. Members of the Committee must qualify as outside directors under Section 162(m). Subject to the terms of the plan, the Committee has sole discretion to:

•	select the officers who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	determine the duration of any performance periods;

•	determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the plan.

The Board may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for stockholder approval if necessary to maintain the plan’s compliance with Section 162(m).

Awards Granted to Certain Officers.    Awards under the Senior Executive Bonus Plan are determined based on actual future performance, so future actual awards (if any) cannot now be determined. The following table sets forth the minimum and maximum awards that could be paid to the persons and groups shown below for fiscal 2002 depending on the extent to which the performance goals established by the Compensation Committee are achieved. There is no assurance that the pre-established performance goals will actually be achieved and therefore there is no assurance that any awards actually will be paid for fiscal 2002 or any future performance period.
Name of Individual or Group	Minimum Award for Fiscal Year 2002 ($)	Maximum Possible Award for Fiscal Year 2002 ($)
James C. Morgan	0	5,000,000
Dan Maydan	0	5,000,000
Joseph R. Bronson	0	5,000,000
Sasson Somekh	0	5,000,000
David N.K. Wang	0	5,000,000
All executive officers, as a group	0	25,000,000
All directors who are not executive officers, as a group(1)	0	0
All employees who are not executive officers, as a group(1)	0	0

(1)	This group is not eligible to participate in the Senior Executive Bonus Plan.

The Board unanimously recommends a vote to approve the amended and restated Senior Executive Bonus Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Applied’s directors and executive officers, and holders of more than 10% of Applied’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Applied. Such officers, directors and 10% stockholders are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis, except that Dr. Maydan filed a Form 4 which was late by one day and which resulted in no Section 16(b) liability.

Relationship with Independent Public Accountants

The firm of independent accountants recommended by the Audit Committee and selected by the Board of Directors for fiscal 2002 is PricewaterhouseCoopers LLP. The Board of Directors expects that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so, and will be available to respond to appropriate questions.

No Incorporation by Reference

In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Applied’s common stock.

Stockholder Proposals—2003 Annual Meeting

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules and Applied’s Bylaws. If you would like us to consider including a proposal in our proxy statement next year, you must deliver it to our offices on or before October 18, 2002. If you intend to submit a proposal at the 2003 Annual Meeting of Stockholders but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before January 2, 2003. Our Bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirements contained in our Bylaws, please contact: Donald A. Slichter, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, M/S 2068, Santa Clara, California 95050.

By	Order of the Board of Directors

Santa Clara, California
February 15, 2002

APPLIED MATERIALS, INC.

SENIOR EXECUTIVE BONUS PLAN

(November 27, 2001 Restatement)

ii

APPLIED MATERIALS, INC.

SENIOR EXECUTIVE BONUS PLAN

(November 27, 2001 Restatement)

SECTION 1
ESTABLISHMENT AND PURPOSE

1.1    Purpose.    Applied Materials, Inc. having established the Applied Materials, Inc. Senior Executive Bonus Plan (the “Plan”) effective as of September 23, 1994, and having amended and restated the Plan, effective as of November 18, 1999, hereby amends and restates the Plan effective as of November 27, 2001, as follows. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The plan is intended to qualify as performance-based compensation under Code Section 162(m).

1.2    Effective Date.    The Plan is effective as of November 27, 2001. The Plan is subject to the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the 2002 Annual Meeting of Stockholders. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “Actual Award”    means as to any Performance Period, the actual (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2    “Annual Revenue”    means the Company’s or business unit’s net sales for the Performance Period, determined in accordance with generally accepted accounting principles.

2.3    “Base Salary”    means as to any Performance Period, 100% of the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before

1

both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company–sponsored plans.

2.4    “Board”    means the Company’s Board of Directors.

2.5    “Code”    means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.6    “Committee”    means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Code Section 162(m).

2.7    “Company”    means Applied Materials, Inc., a Delaware corporation.

2.8    “Customer Satisfaction MBOs”    means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

2.9    “Determination Date”    means as to any Performance Period, (a) the first day of the Performance Period, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.10    “Disability”    means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11    “Earnings Per Share”    means as to any Performance Period, the Company’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

2.12    “Individual MBOs”    means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.13    “Maximum Award”    means as to any Participant for any Performance Period, $5 million. The Maximum Award is the maximum amount which may be paid to a participant for any Performance Period.

2.14    “Net Income”    means as to any Performance Period, the income after taxes of the Company and its consolidated subsidiaries for the Performance Period determined in accordance with generally accepted accounting principles.

2

2 .15    “New Orders”    means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.

2.16    “Participant”    means as to any Performance Period, an officer of the Company who has been selected by the Committee for participation in the Plan for that Performance Period.

2.17    “Payout Formula”    means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.18    “Performance Goals”    means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Performance Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Customer Satisfaction MBOs, (c) Earnings Per Share, (d) Individual MBOs, (e) Net Income, (f) New Orders, (g) Return on Designated Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included or excluded from the calculation of any Performance Goal with respect to any Participant.

2.19    “Performance Period”    means any Fiscal Year or period of two or three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

2.20    “Fiscal Year”    means the fiscal year of the Company.

2.21    “Retirement”    means, with respect to any Participant, a termination of his or her employment with the Company and all affiliates pursuant to any mandatory executive retirement program adopted by the Company.

2.22    “Return on Designated Assets”    means as to any Performance Period, the Net Income of the Company or a business unit, divided by the average of beginning and ending designated Company or business unit assets.

2.23    “Return on Equity”    means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.24    “Return on Sales”    means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Net Income, divided by the Company’s or the business unit’s Annual Revenue.

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2.25    “Target Award”    means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.26    “Total Shareholder Return”    means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1    Selection of Participants.    On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Performance Period. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an officer who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

3.2    Determination of Performance Goals.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3    Determination of Target Awards.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award under the Plan may exceed his or her Maximum Award.

3.5    Determination of Actual Awards.    After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) if a

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Participant terminates employment with the Company prior to the end of a Performance Period for a reason other than Retirement, Disability or death, he or she shall not be entitled to the payment of an Actual Award for the Performance Period.

SECTION 4
PAYMENT OF AWARDS

4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2    Timing of Payment.    Payment of each Actual Award shall be made within two and one-half calendar months after the end of the Performance Period during which the Award was earned.

4.3    Form of Payment.    Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company’s 1995 Equity Incentive Plan. The number of shares granted shall be determined by dividing the cash amount foregone by the fair market value of a share on the date that the cash payment otherwise would have been made. For this purpose, “fair market value” shall mean the closing price on the NASDAQ/National Market for the day in question. Any restricted stock so awarded shall vest over a period of not more than four years, subject to acceleration for termination of employment due to death, Disability, or Retirement.

4.4    Payment in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

5.1    Committee is the Administrator.    The Plan shall be administered by the Committee.

5.2    Committee Authority.    The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3    Tax Withholding.    The Company shall withhold all applicable taxes from any payment, including any federal, FICA, state, and local taxes.

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SECTION 6
GENERAL PROVISIONS

6.1    Nonassignability.    A Participant shall have no right to assign or transfer any interest under this Plan.

6.2    No Effect on Employment.    The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Performance Period or any other period. Employment with the Company is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3    No Individual Liability.    No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

6.4    Severability; Governing Law.    If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California, with the exception of California’s conflict of laws provisions.

6.5    Affiliates of the Company.    Requirements referring to employment with the Company or payment of awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

SECTION 7
AMENDMENT AND TERMINATION

7.1    Amendment and Termination.    The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

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SECTION 8
EXECUTION

IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed the Plan.

APPLIED MATERIALS, INC.

By: Title:

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APPLIED MATERIALS APPLIED MATERIALS, INC. 2881 SCOTT BLVD. MS 2062 SANTA CLARA, CA 95050
YOU CAN VOTE YOUR SHARES BY TELEPHONE
OR INTERNET

QUICK • EASY • IMMEDIATE
AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2002 Proxy Statement and then follow these easy steps:

If you vote by telephone or the Internet, DO NOT mail back the proxy card. THANK YOU FOR VOTING!
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Your call is toll-free in the United States and Canada. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APLYD1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MATERIALS INC. Election of Directors 1. The Board recommends a vote FOR each of the following nominees:
01) Michael H. Armacost 02) Deborah A. Coleman 03) Herbert M. Dwight, Jr. 04) Philip V. Gerdine 05) Paul R. Low 06) Dan Maydan	07) Steven L. Miller 08) James C. Morgan 09) Minoru Morio 10) Gerhard H. Parker 11) Stan Shih			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

The Board recommends a vote FOR Item 2: 2. To approve the amended and restated Senior Executive Bonus Plan	For ☐	Against ☐	Abstain ☐

If you plan on attending the meeting, please check the box to the right.			☐

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS AND ITEM 2.    (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

APPLIED MATERIALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 21, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Morgan and Donald A. Slichter, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc. to be held on Thursday, March 21, 2002, at 11:00 a.m., and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote your shares by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)